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                                                                     EXHIBIT 23B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-157272 on Form S-3 of our report dated February 11, 2009 (April 29, 2009 as to the effects of the change in reporting entity structure and the retrospective adoption of FASB Statement No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, described in Note 1 and Note 17), relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting and reporting for the fair value measurement of financial instruments in 2008) for the year ended December 31, 2008, appearing in the Current Report on Form 8-K dated April 30, 2009, of the Hartford Life Insurance Company, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
April 29, 2009